EXHIBIT 99.2

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES EARLY TENDER OFFER

RESULTS FOR 5.125% SENIOR SECURED NOTES DUE 2018

FRANKLIN, Tenn. (March 16, 2017) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced the early tender results of the previously announced cash tender offer by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), for any and all of the Issuer’s outstanding 5.125% Senior Secured Notes due 2018 (the “2018 Notes”) on the terms and subject to the conditions set forth in the Issuer’s Offer to Purchase dated March 2, 2017, and the accompanying Letter of Transmittal dated March 2, 2017.

As of the early tender deadline of 5:00 p.m., New York City time, on March 15, 2017 (the “Early Tender Deadline”), $469,480,000 in aggregate principal amount, or approximately 67.07 percent, of the outstanding 2018 Notes had been validly tendered and not withdrawn. All 2018 Notes validly tendered and not withdrawn by the Early Tender Deadline were accepted for purchase by the Issuer.

The following table sets forth the outstanding principal amount of 2018 Notes, the principal amount that had been tendered and not withdrawn as of the Early Tender Deadline and the principal amount accepted for purchase by the Issuer:

CUSIP No.	Title of Security	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Not Withdrawn	Aggregate Principal Amount Accepted for Purchase
12543D AR1	5.125% Senior Secured Notes due 2018	$700,000,000	$469,480,000	$469,480,000

Payment for 2018 Notes accepted for purchase by the Issuer is expected to be made today, March 16, 2017. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on March 29, 2017, unless extended or earlier terminated by the Issuer. The Issuer reserves the right to amend, extend or terminate the tender offer at any time subject to applicable law.

The Issuer has retained Credit Suisse Securities (USA) LLC, BofA Merrill Lynch and J.P. Morgan Securities LLC to act as dealer managers in connection with the tender offer. Questions about the tender offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Copies of the tender offer documents and other related documents may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the tender offer, at (888) 886-4425 (toll free) or (212) 269-5550 (collect) or email chs@dfking.com.

The tender offer is being made solely by means of the tender offer documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the 2018 Notes or any other securities of the Issuer or any other person, nor shall there be any offer or sale of any 2018 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No recommendation is made as to whether holders of the 2018 Notes should tender their 2018 Notes.

– MORE –

CYH Announces Early Tender Offer Results for 5.125% Senior Secured Notes Due 2018

March 16, 2017

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 158 hospitals in 22 states with an aggregate of approximately 26,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Forward-Looking Statements

Statements contained in this press release regarding the proposed transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

W. Larry Cash, 615-465-7000

President of Financial Services and Chief Financial Officer

or

Ross W. Comeaux, 615-465-7012

Senior Director – Investor Relations

Media Contact:

Tomi Galin, 615-628-6607

Senior Vice President, Corporate Communications, Marketing and Public Affairs

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